Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-63347) of The Colonial BancGroup, Inc. of our report dated June 29, 2009, relating to the financial statements of The Colonial BancGroup 401(k) Plan, which appears in this Form 11-K.

Birmingham, Alabama

June 29, 2009